Exhibit 99

FOR IMMEDIATE RELEASE

Contact: Kevin Kaastra

Fremont Michigan InsuraCorp, Inc.

231-924-0300

Fremont Michigan InsuraCorp, Inc. Announces Regular Quarterly Dividend

Fremont, Michigan, March 1, 2011 – Fremont Michigan InsuraCorp, Inc. (OTCQB: FMMH), today announced that its Board of Directors has declared the Company’s regular quarterly cash dividend of $0.04 per share on its common stock. The dividend will be payable on March 31, 2011 to shareholders of record on March 15, 2011.

“The declaration of our quarterly dividend reflects our ongoing commitment to provide a cash return to our shareholders,” said Richard E. Dunning, President and CEO. “Despite the challenging business environment of 2010, we remained profitable and grew our book value per share while maintaining our focus on long-term strategic growth in Michigan and neighboring states. As we move forward and achieve our strategic goals, we remain convinced that acting in the best interests of our policyholders, agents, employees and communities will ultimately maximize the value we bring to our shareholders.”

About Fremont Michigan InsuraCorp, Inc.

Fremont Michigan InsuraCorp, Inc. is the holding company for Fremont Insurance Company. Headquartered in Fremont, Michigan, the company provides property and casualty insurance to individuals, farms and small businesses exclusively in Michigan. Fremont Michigan InsuraCorp’s common stock trades under the symbol “FMMH.”

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